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                                                                   EXHIBIT 10.42


                          RAVISENT TECHNOLOGIES INC.

                             Employment Agreement

          THIS EMPLOYMENT AGREEMENT (the "Agreement") is dated as of the ___ day of January, 2002, and is by and between RAVISENT Technologies Inc. and its wholly owned subsidiaries to which this agreement may be assigned, a Delaware corporation with its principle office located at 89 Forbes Boulevard, Mansfield, Massachusetts 02048 (hereinafter "Company") and John Roberts with an address at 920 San Marcos Circle, Mountain View, California 94043 (hereinafter "Employee").

                              W I T N E S S E T H

          WHEREAS:

               A. Company wishes to retain the services of Employee to render services for and on behalf of Company, in accordance with the following terms, conditions and provisions; and

               B. Employee wishes to perform such services for and on behalf of Company, in accordance with the following terms, conditions and provisions.

          NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained the parties hereto intending to be legally bound hereby agree as follows:

          I.   EMPLOYMENT.  Company hereby employs Employee and Employee accepts
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such employment, Effective January 21, 2002, and shall perform his duties and the responsibilities provided for herein accordance with the terms and conditions of this Agreement. Employee agrees that his place of employment shall be such offices that Company may occupy from time to time in the Mansfield, Massachusetts vicinity.

          II.  EMPLOYMENT STATUS. Employee shall at all times be Company's
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employee subject to the terms and conditions of this Agreement.

          III. TITLE AND DUTIES. Company agrees to employ Employee and Employee
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accepts such employment as a full time employee and agrees as per the terms and conditions of this agreement to serve as and have the title of Vice President Associate General Counsel and perform diligently, faithfully, and to the best of his/her ability, duties as reasonably assigned and instructions given by the General Counsel, the President/CEO of Company or other Company officer as authorized by Company's Board of Directors.

          IV.  TERM OF SERVICES. The initial term of this Agreement is for a
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period commencing on January 21, 2002 and ending on January 21, 2003, subject to the termination section of this agreement. This Agreement will automatically renew for subsequent one-year terms, unless either party delivers notice to the other party of its desire not to renew this Agreement prior to the expiration of the initial term or any renewal term.
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          V.   BASE COMPENSATION. Employee's base salary for rendered services
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for the initial term of this agreement shall be one hundred forty thousand dollars ($140,000), an annual amount payable in accordance with Company's payroll procedures and policies as implemented during the term of this agreement. All reference to payments in this Agreement is in U.S. dollars.

          VI.  ADDITIONAL COMPENSATION. The Company and its Board of Directors
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shall have complete discretion to grant Employee a bonus, or any other specific additional compensation packages proposed for payment or for vesting, to Employee, during the term of this Agreement.

          VII. EMPLOYER PERQUISITES. Employee shall be entitled to and shall
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receive all employer perquisites as would normally be granted to employees of
Company. Such perquisites to include the following:

               1. Medical, dental, life and disability insurance under terms and conditions as provided to other employees of Company;

               2. Twenty days vacation, accrued annually pursuant to Company's stated policy;

               3.  $500 monthly car allowance;

               4. You are eligible for an annual bonus of up to $37,500, payable quarterly, based on your meeting mutually agreed-upon goals and objectives. The bonus for the intial one year term is guaranteed;

               5. A one-time issuance of 30,000 stock options under RAVISENT's 1999 Stock Option Plan, subject to RAVISENT's standard vesting schedule. Such options will be Incentive Stock Options, to the extent permissible by law and RAVISENT's 1999 Stock Option Plan (grant effective upon date of hire and subject to approval by the Board of Directors);

               6. A one-time issuance of 10,000 non-qualified stock options with a strike price of one-cent ($0.01), vesting at 1/24 per month (grant effective upon date of hire and subject to approval by the Board of Directors);

               7.  Paid holidays pursuant to Company's stated policy;

               8.  Participation in RAVISENT's 401(k) plan;

               9. A one-time relocation allowance of up to ten thousand dollars ($10,000) with appropriate expense documentation; and

               10. Such other benefits, as the Company generally makes available to its employees at the same level.

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          VIII.  EXTENT OF SERVICES. Employee shall devote his entire business
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time, attention, and energies to the business of Company, but this shall not be construed as preventing Employee from investing his assets in the future as a passive investor in such form or manner as he sees fit as long as the investments will not require any personal service from Employee. However, Employee agrees not to knowingly invest in any entities that compete directly with Company or affiliated or related companies.

          IX.    TERMINATION.
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                 1. A termination for "Cause" shall mean a termination for any of the following reasons: (i) Employee's material failure to perform satisfactorily the duties of his position after receipt of a written warning to perform satisfactorily; (ii) Employee engaged in material misconduct; (iii) Employee is convicted of a felony; (iv) Employee commits an act of fraud against, or misappropriates property belonging to, Company; or (v) Employee commits a material breach of this Agreement or any confidentiality or proprietary information agreement between Employee and Company. Company will provide written notice of the reason for termination in the case of any termination for Cause. A termination of Employee's employment for any reason other than the foregoing shall be an Involuntary Termination.

                 2. "Involuntary Termination" shall mean Employee's termination which occurs by reason of: (i) Employee's involuntary dismissal or discharge by the Company other than for Cause; or (ii) such individual's voluntary resignation following (A) a change in his position with the Company or Parent or Subsidiary employing the individual which materially reduces his duties and responsibilities or the level of management to which he reports, (B) a reduction in his level of compensation (including base salary, fringe benefits and target bonus under any performance based bonus or incentive programs) by more than fifteen percent (15%), (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Company without the individual's consent or (D) job abolishment, position elimination due to merger, acquisition, or sale of assets

                 3. It is understood and agreed that this is a personal services contract, and that Company shall have the right to terminate this agreement on 10 days notice to Employee, if appropriate, in the event of the disability or death of Employee which would otherwise prevent him from performing his or her duties. For purpose of this provision, "disability" shall be defined in accordance with the definition of "disability" as contained in Company's disability insurance policy. In the event of Employee's death; any guaranteed monies due under this agreement would be paid directly to Employee estate as probated.

                 4. In the event: (a) of Employee's Involuntary Termination, (b) Employee's employment is terminated as a result of his death or disability (as provided in paragraph 3 above) or (c) the Company gives notice to Employee that it does not desire to renew the Agreement for a subsequent one year period, then, in addition to the payment of all amounts earned by Employee as of the date of termination or expiration, Company will pay Employee a lump sum payment equal to one-half year (six months) of Employee's base salary and health benefits after expiration or such notice of termination is given. Company shall make such

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payment promptly after such expiration or notice of termination is given, but in no event later than the next regular Company pay period.

          X.   CONFIDENTIAL INFORMATION.
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               1.   The nature of the work performed and any information
belonging to Company with which Employee may or have become familiar will be treated as confidential and may not be disclosed to third parties without the written consent of Company, whether or not this Agreement is in effect. If any portion of the work performed under this Agreement is of a classified or confidential nature, or develops into such, Employee agrees to preserve the security of such work in compliance with all applicable laws and regulations of the United States.

               2. Employee agrees that Employee shall keep in strictest confidence all information relating to the products, methods of manufacture, marketing and sales plans, financial information, customer and supplier information, pricing information, software, trade secrets or secret processes (except information in the public domain) or the business or affairs of Company which may be acquired in connection with or as a result of his employment or otherwise. During the term of this Agreement and at any time thereafter, without the prior written consent of Company, Employee will not publish, communicate, divulge, disclose or use any of such information which has been designated as secret, confidential, proprietary and/or trade secret, or which from the surrounding circumstances in good conscience ought to be treated as secret or confidential. Upon termination of this Agreement, Employee will return to Company all documents, graphic materials, or other materials containing or comprising such confidential information.

               3. Employee agrees and understands that Company does not desire to receive the proprietary rights or trade secrets of third patties if not so authorized, and Employee agrees not to disclose any such proprietary rights or trade secrets to Company.

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          XI.  NON-COMPETITION.
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               1.   Employee acknowledges and agrees that by entering into this
Agreement with Company and engaging in the employment relationship contemplated hereby, Employee will be performing significant duties on behalf of Company, and Employee will be exposed to certain valuable know-how and information relating to a highly competitive industry. Employee also acknowledges and agrees that the covenants set forth in this section are a material part of the consideration bargained for by Company, and without Employee's agreement to be bound by such covenants, Company would not have agreed to enter into this Agreement or to engage Employee's services.

               2. Employee agrees that during the term of this Agreement and for one (1) year after any termination of this Agreement Employee will not, directly or indirectly, (i) solicit, divert, recruit, induce, encourage or attempt to influence any client, customer, employee, consultant, independent contractor, salesman or supplier of Company, to cease to do business, decrease the level of business, or terminate his or her employment or otherwise cease his, her or its relationship with Company, as the case may be, or (ii) engage in (as a principal, agent, owner, consultant, partner, director, officer, employee, stockholder, investor, lender or otherwise), alone or in association with any person or entity, or be financially interested in or otherwise connected with any business in any activity similar to or in connection with the specific activities of Company, and which such business activity is to produce, manufacture, import, market or distribute in the United States or Europe or Asia any product or service (A) which is, at the date of termination, currently being produced, manufactured, imported, marketed or distributed by or for Company, or (B) which Company, as of the date of termination, had plans to produce, manufacture, import, market or distribute during the term of this section; provided, however, that nothing contained in this Agreement shall
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prevent Employee from holding for investment up to 5% of any class of equity securities of a company whose securities are publicly traded (other than Company as to which there shall be no such limitation).

          XII. REMEDIES.  Employee acknowledges and agrees that: (a) the
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covenants set forth in sections X and XI of this Agreement are reasonable and are essential to the business interests and operations of Company; (b) Company will not have any adequate remedy at law if Employee violates the terms hereof or fails to perform any of Employee's obligations hereunder; and (c) Company shall have the right, in addition to any other rights it may have under applicable law, to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief to restrain any breach or threatened breach of or otherwise to specifically enforce any such covenant or any other of Employee's obligations under this Agreement, as well as to obtain damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which Company may be entitled.

          XIV. NO CONFLICT.  Employee represents and warrants to Company that he
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is not a party to or otherwise bound by any other employment or services that may, in any way, restrict his right or ability to enter into this agreement or otherwise be employed by Company.

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          XV.    NOTICES. Any written notice required to be given pursuant to
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this agreement shall be hand delivered or sent via fax or E-mail, or delivered by a national overnight express service such as Federal Express.

          XVI.   JURISDICTION AND DISPUTES.  This agreement shall be governed by
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the laws of the Commonwealth of Massachusetts.  All disputes hereunder shall be resolved in the applicable state or federal courts of Massachusetts. The parties consent to the exclusive jurisdiction of such courts, agree to accept service or process by mail, and waive any jurisdictional or venue defenses otherwise available. The parties reserve the right to mutually agree to binding arbitration in accordance with the policies of the American Arbitration Association.

          XVII.  AGREEMENT BINDING ON SUCCESSORS. This agreement shall be
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binding on and shall inure to the benefit of the parties hereto, and their heirs, administrators, and permitted successors and assigns.

          XVIII. WAIVER. No waiver by either party of any default shall be
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deemed as a waiver of any prior or subsequent default of the same or other provisions of this agreement.

          XIX.   SEVERABILITY. If any provision hereof is held invalid or
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unenforceable by court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other provision, and such invalid provision shall be deemed to be severed from the agreement.

          XX.    ASSIGNABILITY. This agreement and the rights and obligations
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thereunder are personal with respect to Employee and may not be assigned by any action of Employee or by operation of law. Company shall, however, have the right to assign this agreement to a successor in interest to the business or assets of Company or to any affiliate of Company.

          XXI.   INTEGRATION. This agreement constitutes the entire
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understanding of the parties and is intended as a final expression of their agreement. It shall not be modified or amended except in writing signed by the parties thereto and specifically referring to this agreement. This agreement shall take precedence over any other documents that may be in conflict therewith.

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          IN WITNESS WHEREOF, Company and Employee confirm the foregoing accurately sets forth the parties' respective rights and obligations and agrees to be bound by having the evidenced signature affixed thereto.

RAVISENT TECHNOLOGIES INC.



By: /s/ Ned E. Barlas                       /s/ John Roberts
   ---------------------------              ---------------------------
Name:  Ned E. Barlas                        John Roberts
Title: Sr. VP and CLO

Date:_________________________              Date:  Jan 10, 2002
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